EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT
                                       OF
                                CHARLES A. LEADER


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 26, 1998, is entered into by and between Charles A. Leader, residing at 1125 Dogwood Drive, McLean, Virginia 22101 (the "Employee"), and Nichols Research Corporation, a Delaware Corporation, having its principal place of business at 4090 South Memorial Parkway, Huntsville, Alabama 35802 ("Company").

                              W I T N E S S E T H:
                              --------------------

         The Company desires to obtain the services of the Employee and the Employee is willing to render services to the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:

         1. DUTIES. The Employee shall be employed on a full-time basis as President and Chief Operating Officer of the Company and shall perform such other duties as a president and chief operating officer of a company would normally perform (subject to the direction of the Chief Executive Officer and Board of Directors of the Company), including, but not limited to, the duties set forth on the job description contained in Exhibit "A" attached hereto. The Employee shall perform such other employment duties as the Board of Directors or Chief Executive Officer may, from time to time, reasonably prescribe. The Employee will work from the Company's Arlington, Virginia, office with the understanding he will make frequent trips to corporate headquarters in Huntsville, Alabama.

         2. EXCLUSIVE EMPLOYMENT. The Employee shall render his services exclusively to the Company during the term of his employment and shall use his best efforts, judgement and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

         3.       NONDEFERRED COMPENSATION.

                  (a) BASE SALARY. The Employee shall receive, as compensation for his services hereunder, an annual salary of $250,000.00 (the "Base Salary"). The Base Salary shall be paid at least bi-weekly or on a more frequent basis or schedule as determined by the Company. The Base Salary may be increased on an annual or more frequent basis if such increase is approved in the discretion of the Board of Directors.

                  (b) DISCRETIONARY BONUSES. In addition to the Base Salary, the Employee may be awarded performance bonuses in accordance with Company policies.


         4. STOCK OPTIONS. Effective upon the date of the Employee's employment, the Employee shall be awarded the following options:

                           (a)      An incentive stock option issued pursuant to
the Company's 1997 Stock Option Plan for such number of shares of common stock of the Company that is equal to the quotient of $300,000 divided by the fair market value per share of the common stock of the Company on November 2, 1998 (the "Grant Date") rounded down to the nearest whole number of shares. This option shall vest in accordance with the provisions of the 1997 Stock Option Plan as follows: (i) one-third of the shares covered by the option may be exercised after two years; (ii) one-third of the shares covered by the option may be exercised after three years; and (iii) one-third of the shares covered by the option may be exercised after four years. The option expires after five years. The incentive stock option shall be subject to all of the terms and provisions of the 1997 Stock Option Plan.

                           (b)      A non-statutory stock option issued pursuant
to the Company's 1997 Stock Option Plan for such number of shares of the common stock of the Company that is equal to the difference between 90,000 shares and the number of shares of common stock covered by the incentive stock option granted pursuant to subsection (a) above. These options shall vest as follows:
(i) after one year, 20,000 shares; (ii) after two years, the difference between 20,000 shares and one-third of the shares subject to the incentive stock option granted under subsection (a) above; (iii) after three years, the difference between 20,000 shares and one-third of the shares subject to the incentive stock option granted under subsection (a) above; (iv) after four years, the difference between 20,000 shares and one-third of the shares subject to the incentive stock option granted under subsection (a) above; and (v) after six years, the balance of the shares covered by the non-statutory stock option. The non-statutory stock option expires after six years. The non-statutory stock option shall be subject to all of the terms and provisions of the 1997 Stock Option Plan.

                           (c)     A stock option issued pursuant to the Nichols
TXEN Corporation 1998 Stock Option Plan for 10,000 shares of common stock of Nichols TXEN Corporation. This option shall vest as follows: (i) one-third after two years; (ii) one-third after three years; and (iii) one-third after four years. The option expires after five years. The Nichols TXEN Corporation option shall be subject to all of the terms and provisions of the Nichols TXEN Corporation 1998 Stock Option Plan. The Nichols TXEN Corporation option shall have an exercise price equal to the price at which the common stock of Nichols TXEN Corporation is initially offered for sale to the public and as shown on the cover of the prospectus included in the registration statement which is declared effective by the Securities and Exchange Commission. Notwithstanding the foregoing, in the event Nichols TXEN Corporation does not complete an initial public offering of its common stock within four months of the date of this Agreement, then the Company will issue to Employee a stock option for 10,000 shares pursuant to the Company's 1997 Stock Option Plan. Such option shall have the same terms as to vesting and expiration as stated above, but the exercise price for such option shall be the fair market value per share of the Company's common stock on the date Nichols TXEN Corporation determines not to complete an initial public offering of the common stock of Nichols TXEN Corporation. Such option shall be subject to all the terms and provisions of the Company's 1997 Stock Option Plan.

         5. NO CONFLICTS. The Employee affirms and represents that he is under no obligation to any former employer, and that his employment by the Company will not violate any covenants or agreements entered into by the Employee.

         6. TRAVEL. The Employee will undertake such travel as may be required in the performance of his duties. The reasonable travel expenses of the Employee shall be reimbursed in accordance with the Company's reimbursement policy in effect from time to time.

         7. TERM OF EMPLOYMENT. The Employee's employment shall commence November 2, 1998. This Agreement shall have a term of two years unless earlier terminated as provided in Section 8 below. After the initial term of two years and if this agreement is not earlier terminated, this agreement shall be extended on a year-to-year basis.

         8.  TERMINATION.     Notwithstanding    the   foregoing,  the  term  of
employment and the Employee's employment with the Company shall be terminated upon one or more of the following events:

                   (i)     the death of the Employee;

                  (ii) the disability of the Employee (disability is defined as the inability of the Employee after reasonable accommodation by the Company to perform substantially his duties by reason of accident or sickness which continues for ninety (90) days within a consecutive twelve (12) month period);

                  (iii) upon sixty (60) days' prior written notice given by either party to the other party which termination may be with or without cause; provided that by mutual written agreement the actual date of employment termination may occur before expiration of such sixty (60) day notice period.

                  (iv) immediately by the Company upon a determination by the Board of Directors that the Employee (A) and has breached the terms of this Agreement, provided that five (5) days' notice has been given Employee of such event and the Employee has not cured such event within such five (5) day period;
(B) has refused or failed to carry out any instruction of the Board of Directors, the Chief Executive Officer, or their respective designees, provided that five (5) days' notice has been given Employee of such event and the Employee has not cured such event within such five (5) day period; (C) has demonstrated gross negligence or repeated acts of ordinary negligence in the execution of his duties; (D) has neglected his duties, provided that five (5) days' notice has been given Employee of such event and the Employee has not cured such event within such five (5) day period; (E) has been convicted of a felony or an illegal act involving moral turpitude or fraud; or (F) has committed dishonesty, breach of fiduciary duty, or other behavior constituting grounds for termination for good cause under the laws of the State of Alabama.

                  Upon termination of employment, the Employee shall be entitled to receive his Base Salary for the month in which employment terminates, prorated to the date of termination and, if applicable, the severance pay set forth below. Vested and unexercised stock options which are currently exercisable may be exercised by the Employee prior to termination if such options have not previously lapsed.

         If the Employee is terminated by the Company within five (5) years from the date hereof pursuant to Section 8(iii), the Company shall pay to the Employee as additional compensation beginning from the date of termination of employment his Base Salary prorated for a period of six (6) months and paid in equal installments over such six (6) month period in accordance with the regular pay practices of the Company. [For example, if the Employee's Base Salary were $250,000 and his employment terminated 60 days after notice under Section 8(iii) during the first five years of employment, he would receive $125,000 payable at $20,833.33 per month for six (6) months following termination of employment.] If, however, the Employee becomes employed anytime following termination of his employment with the Company and before full payment of the additional compensation due under this paragraph, the obligation of the Company to pay the Employee the balance due of such additional compensation shall terminate and the Company shall have no further obligation to pay the additional compensation herein set forth.

         Except as provided by this Section 8, the Employee shall not be entitled to any other compensation or benefits upon termination of employment and all obligations of the Company to the Employee shall cease upon termination of employment.

         9. WELFARE BENEFIT PLANS. The Employee shall be entitled to participate in all benefit plans and programs that may be provided by the Company for its key executive employees and/or to its employees generally, in accordance with the provisions of any such plans.

         10. ASSIGNMENT. The rights and obligations of the Company under this Agreement may be assigned by the Company to the successors in interest of the Company or of that part of the business of the Company to which this Agreement applies or to its affiliates. This Agreement may not be assigned by the Employee.

         11. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the internal substantive laws and not the choice of law rules of the State of Alabama.

         12. ENTIRE AGREEMENT. The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties hereto. This Agreement supersedes all prior understandings and agreements (oral or written) relating to employment of the Employee by the Company. The parties acknowledge that any prior oral or written agreements between the Company and the Employee, if any, are hereby terminated. No oral amendments to this Agree ment and no course of dealing or performance shall be effective to add to, delete from or vary the terms of this Agreement.

         13. COMPANY POLICIES. As an employee of the Company, the Employee shall be subject to the policies, procedures, rules and regulations generally applicable to all employees as the same may be published and amended from time to time.

         14. WITHHOLDINGS. Any compensation due the Employee shall be subject to payroll taxes and other withholdings as may be required by law.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand as of the date first above written.

                                   NICHOLS RESEARCH CORPORATION


                                   By: Michael J. Mruz
                                       ---------------
                                       Michael J. Mruz, Chief Executive Officer


                                       Charles A. Leader
                                       -----------------
                                       Charles A. Leader, Employee